UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 18, 2012

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 North Sam Houston Parkway West, Houston, Texas		77086
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 18, 2012, FMC Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering of $300 million aggregate principal amount of the Company’s 2.00% Senior Notes due 2017 (the “2017 Notes”) at a price to the public of 99.767% and $500 million aggregate principal amount of the Company’s 3.45% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Notes”) at a price to the public of 99.915%. The offering of the Notes was made pursuant to a Registration Statement on Form S-3 (File No. 333-183953) which became effective upon filing with the Securities and Exchange Commission on September 18, 2012.

The offering of the Notes is scheduled to close on September 21, 2012. The Company intends to use the net proceeds from the offering of the Notes of approximately $792.9 million (after deducting underwriting discounts and commissions and other estimated expenses payable by the Company) to repay outstanding commercial paper and indebtedness under its revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this report and incorporated by reference herein.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Act of 1934, as amended. Forward-looking statements include when and if the notes offering will settle and our expected use of proceeds from the offering. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectations expressed.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 18, 2012, between the Company and the Underwriters named therein, relating to the offering of the Notes.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ Jeffrey W. Carr
Dated: September 19, 2012	Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 18, 2012, between the Company and the Underwriters named therein, relating to the offering of the Notes.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).